Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Corporate Finance and Head of Investor Relations 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Rob Fink FNK IR 646-415-8972 rob@FNKIR.com

ORMAT TECHNOLOGIES REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

CONTINUE TO DELIVER REVENUE GROWTH AT BOTH ELECTRICITY AND ENERGY STORAGE SEGMENTS

REITERATE 2021 ANNUAL ADJUSTED EBITDA GUIDANCE

INCREASED ENERGY STORAGE PIPELINE TO 2 GW

RENO, Nev. May 5, 2021, Ormat Technologies, Inc. (NYSE: ORA) today announced financial results for the first quarter ended March 31, 2021.

KEY FINANCIAL RESULTS

	Q1 2021	Q1 2020	Change (%)
GAAP Measures
Revenues ($ millions)
Electricity	145.0	142.9	1.5%
Product	8.6	47.4	(81.8)%
Energy Storage	12.7	1.8	589.1%
Total Revenues	166.4	192.1	(13.4)%

Gross margin (%)
Electricity	44.9%	50.0%
Product	6.6%	22.0%
Energy Storage	62.4%	(5.6)%
Gross margin (%)	44.3%	42.6%

Operating income ($ millions)	49.9	61.1	(18.3)%
Net income attributable to the Company’s stockholders	15.3	26.0	(41.4)%
Diluted EPS ($)	0.27	0.51	(47.1)%
Non-GAAP Measures
Adjusted Net income attributable to the Company’s stockholders	24.1	26.0	(7.3)%
Adjusted Diluted EPS ($)	0.42	0.51	(17.6)%
Adjusted EBITDA[1] ($ millions)	99.2	106.0	(6.4)%

(1) Reconciliation is set forth below in this release

“Our first quarter results reflect continued strength from our Electricity and our rapidly growing Energy Storage segments that were able to partially offset a $9.9 million reduction in gross profit in the Product segment that was adversely impacted by the COVID-19 pandemic and the $4.9 million of insurance income related to Puna that was received in the first quarter of last year,” commented Doron Blachar, Chief Executive Officer. “We continue to show revenue growth in both the Electricity and Energy Storage segments and are expecting to maintain growth and improve Adjusted EBITDA.”

“Ormat’s pipeline of energy storage projects continues to expand, and we have secured large quantities of batteries that will be delivered over the next four years on competitive terms in order to support our growing needs,” added Mr. Blachar. “This segment continues to contribute positive Adjusted EBITDA and we are increasingly confident that growth will accelerate.”

“This year we will lay additional groundwork to accelerate the growth of our Electricity and Energy Storage segments,” added Mr. Blachar. “Governments around the world continue to support renewable energy, and the current U.S. administration has indicated an eagerness to invest in infrastructure, particularly for clean energy. We are well-positioned to take advantage of these trends. We expect to increase our combined geothermal, energy storage and solar generating portfolio to approximately 1.5 GW by 2023, with a significant contribution coming from our energy storage business. This will enable an annual run-rate of $500 million in Adjusted EBITDA towards the end of 2022.”

FINANCIAL AND BUSINESS HIGHLIGHTS

•

Net income attributable to the Company's stockholders was $15.3 million, or $0.27 per diluted share, compared to $26.0 million, or $0.51 per diluted share in the first quarter of last year, representing a decrease of 41.4% and 47.1%, respectively, mainly as a result of the February power crisis in Texas, which led to emergency regulations impacting our Rabbit Hill energy storage project, as well as the slowdown in Ormat’s Products segment;

•

Adjusted net income attributable to the Company's stockholders was $24.1 million, or $0.42 per diluted share compared to $26.0 million or $0.51 per diluted share in 2020. Net income attributable to the Company's stockholders in the first quarter of 2021 was adjusted to exclude a one-time net expense of $12.1 million pre-tax and $8.8 million after tax related to the February power crisis in Texas, which caused a significant increase in demand for electricity on the one hand and a decrease in the electricity supply in the region on the other hand, leading to a significant increase in the Responsive Reserve Service market price. The following is a breakdown of the pre-tax net expense as recorded in our P&L:

◦	Revenue of $5.4 million under Energy Storage segment

◦	Expense of $3.0 million under General and Administrative Expenses

◦	Loss of $14.5 million under Derivatives and Foreign Currency Transaction Gains (Losses);

•

Adjusted EBITDA decreased 6.4% to $99.2 million, from $106.0 million in the first quarter of last year mainly due to a $9.9 million reduction in Product segment gross profit this quarter and BI insurance income of $4.9 million recorded in the first quarter of last year (a reconciliation of GAAP net income to EBITDA and Adjusted EBITDA is set forth below in this release);

•

Electricity segment revenues increased slightly compared to the first quarter of last year, supported by a contribution from newly added capacity at the Steamboat Complex and from Puna’s resumed operation, partially offset by curtailments in the Olkaria complex in Kenya due to COVID-19 and lower resource performance in the complex that caused a reduction in generation. We are evaluating a recovery plan to restore the complex’s generating capacity;

•	Product segment revenues decreased 81.8% to $8.6 million, down from $47.4 million in the same quarter last year, impacted mainly by COVID-19;

•	Product segment backlog stands at $37.2 million as of May 5, 2021;

•

Energy Storage segment revenues were a record $12.7 million compared to $1.8 million in the same quarter last year. The increase was mainly related to higher revenues at our Rabbit Hill project driven by the February power crisis in Texas, and revenues from our Pomona asset in California which was acquired in July 2020;

•

We announced the commercial operation of the 10 MW/40 MWh Vallecito Battery Energy Storage System (Vallecito BESS). The Vallecito BESS provides local resource adequacy to Southern California Edison (SCE) under a 20-year energy storage resource adequacy agreement. In addition, the facility will provide ancillary services and energy optimization through participation in merchant markets run by the California Independent System Operator (CAISO);

•

The Puna power plant is currently generating approximately 20 MW. We plan to connect two injection wells during the second quarter and are targeting close to full capacity in mid-2021. While the enactment of the new PPA, signed with HELCO at the end of 2019, was recently delayed by the PUC, we will continue selling electricity under our existing long-term PPA;

•	McGinness Hills expansion is completed and we are in late stage of start-up; and

•

We released two energy storage systems for construction, the 20 MW/MWh Andover and the 7 MW/MWh Howell, that are located in New Jersey and will sell ancillary services to PJM. We are targeting commercial operation in the first half of 2022.

2021 GUIDANCE

•	Total revenues of between $645 million and $680 million;

•	Electricity segment revenues between $570 million and $580 million;

•	The electricity segment includes $33 million from the Puna power plant in Hawaii, assuming we will meet our target of bringing the plant close to full operation in mid-2021;

•	Product segment revenues of between $50 million and $70 million;

•	Energy Storage revenues of between $25 million and $30 million;

•	Adjusted EBITDA to be between $400 million and $410 million;

•	Adjusted EBITDA attributable to minority interest of approximately $32 million.

The Company provides a reconciliation of Adjusted EBITDA, a Non-GAAP financial measure for the three months ended March 31, 2021. However, the Company is unable to provide a reconciliation for its Adjusted EBITDA guidance range due to high variability and complexity with respect to estimating forward looking amounts for impairments and disposition and acquisition of business interests, income tax expense, and other non-cash expenses and adjusting items that are excluded from the calculation of Adjusted EBITDA.

DIVIDEND

On May 5, 2021, the Company’s Board of Directors declared, approved, and authorized payment of a quarterly dividend of $0.12 per share pursuant to the Company’s dividend policy. The dividend will be paid on June 1, 2021 to stockholders of record as of the close of business on May 18, 2021. In addition, the Company expects to pay a quarterly dividend of $0.12 per share in each of the next three quarters.

CONFERENCE CALL DETAILS

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release on Thursday, May 6th, at 9 a.m. ET. The call will be available as a live, listen-only webcast at investor.ormat.com. During the webcast, management will refer to slides that will be posted on the website. The slides and accompanying webcast can be accessed through the News & Events in the Investor Relations section of Ormat’s website.

An archive of the webcast will be available approximately 60 minutes after the conclusion of the live call.

Investors may access the call by dialing:

Participant dial in (toll free): 1-877-511-6790

Participant international dial-in:          1-412-902-4141

Conference replay

US Toll Free:          1-877-344-7529

International Toll: 1-412-317-0088

Replay Access Code:          10154447

ABOUT ORMAT TECHNOLOGIES

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,200 MW of gross capacity. Ormat leveraged its core capabilities in the geothermal and REG industries and its global presence to expand the Company’s activity into energy storage services, solar Photovoltaic (PV) and energy storage plus Solar PV. Ormat’s current 932 MW of geothermal and Solar generating portfolio is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe and its 83 MW energy storage portfolio is located in the U.S.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties.

For a discussion of such risks and uncertainties, see "Risk Factors" as described in Ormat’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2021 and from time to time, in Ormat’s quarterly reports on Form 10-Q that are filed with the SEC.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

For the Three-Month periods Ended March 31, 2021 and 2020

	Three Months Ended March 31,
	2021	2020
	(Dollars in thousands, except per share data)
Revenues:
Electricity	144,988	142,856
Product	8,643	47,411
Energy storage	12,721	1,846
Total revenues	166,352	192,113
Cost of revenues:
Electricity	79,851	71,368
Product	8,074	36,978
Energy storage	4,780	1,949
Total cost of revenues	92,705	110,295
Gross profit	73,647	81,818
Operating expenses:
Research and development expenses	876	1,619
Selling and marketing expenses	4,276	4,794
General and administrative expenses	18,606	16,745
Business interruption insurance income	—	(2,397)
Operating income	49,889	61,057
Other income (expense):
Interest income	263	402
Interest expense, net	(19,016)	(17,273)
Derivatives and foreign currency transaction gains (losses)	(16,866)	393
Income attributable to sale of tax benefits	6,355	4,132
Other non-operating income (expense), net	(331)	78
Income from operations before income tax and equity in earnings (losses) of investees	20,294	48,789
Income tax provision	(3,007)	(18,148)
Equity in earnings (losses) of investees, net	542	(735)
Net income	17,829	29,906
Net income attributable to noncontrolling interest	(2,570)	(3,873)
Net income attributable to the Company's stockholders	15,259	26,033
Earnings per share attributable to the Company's stockholders:
Basic:	0.27	0.51
Diluted:	0.27	0.51
Weighted average number of shares used in computation of earnings per share attributable to the Company's stockholders:
Basic	55,988	51,036
Diluted	56,735	51,526

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

For the Periods Ended March 31, 2021 and December 31, 2020

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	376,630	448,252
Marketable securities at fair value	27,735	—
Restricted cash and cash equivalents	88,449	88,526
Receivables:
Trade	139,711	149,170
Other	10,513	17,987
Inventories	38,408	35,321
Costs and estimated earnings in excess of billings on uncompleted contracts	20,876	24,544
Prepaid expenses and other	22,613	15,354
Total current assets	724,935	779,154
Investment in unconsolidated companies	104,519	98,217
Deposits and other	52,956	66,989
Deferred income taxes	119,217	119,299
Property, plant and equipment, net	2,148,589	2,099,046
Construction-in-process	471,548	479,315
Operating leases right of use	15,627	16,347
Finance leases right of use	8,336	11,633
Intangible assets, net	189,249	194,421
Goodwill	24,237	24,566
Total assets	3,859,213	3,888,987

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	148,071	152,763
Billings in excess of costs and estimated earnings on uncompleted contracts	12,686	11,179
Current portion of long-term debt:
Senior secured notes	24,963	24,949
Other loans	36,240	35,897
Full recourse	26,168	17,768
Operating lease liabilities	2,935	2,922
Finance lease liabilities	3,171	3,169
Total current liabilities	254,234	248,647
Long-term debt, net of current portion:
Limited and non-recourse:
Senior secured notes	306,891	315,195
Other loans	276,186	284,928
Full recourse:
Senior unsecured bonds	698,271	717,534
Other loans	59,601	59,556
Operating lease liabilities	12,332	12,897
Finance lease liabilities	5,851	9,104
Liability associated with sale of tax benefits	107,105	111,476
Deferred income taxes	87,421	87,972
Liability for unrecognized tax benefits	3,094	1,970
Liabilities for severance pay	18,202	18,749
Asset retirement obligation	64,354	63,457
Other long-term liabilities	6,086	6,235
Total liabilities	1,899,628	1,937,720

Redeemable noncontrolling interest	9,706	9,830

Equity:
The Company's stockholders' equity:
Common stock	56	56
Additional paid-in capital	1,264,828	1,262,446
Retained earnings	558,644	550,103
Accumulated other comprehensive income (loss)	(6,920)	(6,620)
Total stockholders' equity attributable to Company's stockholders	1,816,608	1,805,985
Noncontrolling interest	133,271	135,452
Total equity	1,949,879	1,941,437
Total liabilities, redeemable noncontrolling interest and equity	3,859,213	3,888,987

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of EBITDA and Adjusted EBITDA

For the Three-Month Periods Ended March 31, 2021 and 2020

We calculate EBITDA as net income before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for (i) termination fees, (ii) impairment of long-lived assets, (iii) write-off of unsuccessful exploration activities, (iv) any mark-to-market gains or losses from accounting for derivatives, (v) merger and acquisition transaction costs, (vi) stock-based compensation, (vii) gain or loss from extinguishment of liabilities, (viii) gain or loss on sale of subsidiary and property, plant and equipment and (ix) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States, or U.S. GAAP, and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. We use EBITDA and Adjusted EBITDA as a performance metric because it is a metric used by our Board of Directors and senior management in evaluating our financial performance. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the three-Month periods ended March 31, 2021 and 2020.

	Three Months Ended March 31
	2021	2020
	(Dollars in thousands)
Net income	17,829	29,906
Adjusted for:
Interest expense, net (including amortization of deferred financing costs)	18,753	16,871
Income tax provision (benefit)	3,007	18,148
Adjustment to investment in an unconsolidated company: our proportionate share in interest expense, tax and depreciation and amortization in Sarulla	2,465	2,677
Depreciation and amortization	40,829	35,288
EBITDA	82,883	102,890
Mark-to-market gains or losses from accounting for derivative	2,086	(561)
Stock-based compensation	2,097	1,989
Merger and acquisition transaction costs	484	540
Reversal of a contingent liability	(418)	—
Allowance for bad debts related to February power crisis in Texas	2,980	—
Hedge losses resulting from February power crisis in Texas	9,133	—
Settlement expenses	—	1,188
Adjusted EBITDA	99,245	106,046

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of Adjusted Net Income attributable to the Company's stockholders and Adjusted EPS

For the Three-Month Periods Ended March 31, 2021 and 2020

Adjusted Net Income attributable to the Company's stockholders and Adjusted EPS are adjusted for one-time expense items that are not representative of our ongoing business and operations. The use of Adjusted Net income attributable to the Company's stockholders and Adjusted EPS is intended to enhance the usefulness of our financial information by providing measures to assess the overall performance of our ongoing business.

The following tables reconciles Net income attributable to the Company's stockholders and Adjusted EPS for the three-month periods ended March 31, 2021 and 2020.

	Three Months Ended March 31
(Dollars in millions except, per share data)	2021	2020

Net income attributable to the Company's stockholders	$15.3	$26.0

One-time net expense related to February power crisis in Texas	$8.8	$—

Adjusted Net income attributable to the Company's stockholders	$24.1	$26.0

Weighted average number of shares diluted used in computation of earnings per share attributable to the Company's stockholders	56.7	51.5

Diluted Adjusted EPS	0.42	0.51